EXHIBIT 10.1
ENBRIDGE INC.
SHORT TERM INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2019)

1.	PURPOSE
The purpose of the Short Term Incentive Plan (the “Plan”) is to:

(a)	create employee engagement in the understanding and achievement of annual business plans;

(b)	focus employee performance on the achievement of objectives at the corporate, business unit and individual levels;

(c)	assist in attracting, retaining and engaging employees who develop and execute the business plans of the Corporation and its subsidiaries; and

(d)	tie competitive total cash compensation levels to the achievement of objectives at all levels.

2.	DEFINED TERMS
In this Plan (including any schedules to this Plan):

(a)	“affiliate” has the meaning ascribed to that term in the Securities Act (Alberta);

(b)	“Base Salary” means the base salary of a Participant;

(c)	“Board” means the Board of Directors of the Corporation;

(d)	“CEO” means the Chief Executive Officer of the Corporation;

(e)	“Change of Control” means:

(i)
the sale to a person or acquisition by a person not affiliated with the Corporation or its Subsidiaries of assets of the Corporation or its Subsidiaries having a value greater than 50% of the fair market value of the assets of the Corporation and its Subsidiaries determined on a consolidated basis prior to such sale whether such sale or acquisition occurs by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise;

(ii)
any change in the holding, direct or indirect, of shares of the Corporation by a person not affiliated with the Corporation as a result of which such person, or a group of persons, or persons acting in concert, or persons associated or affiliated with any such person or group within the meaning of the Securities Act (Alberta), are in a position to exercise effective control of the Corporation whether such change in the holding of such shares occurs by way of takeover bid, reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise; and for the purposes of this Plan, a person or group of persons holding shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 20% or more of the votes attaching to all shares of the Corporation which, directly or following conversion of the convertible securities forming part of the holdings of the person or group of persons noted above, may be cast to elect directors of the Corporation shall be deemed, other than a person holding such shares or other securities in the ordinary course of business as an investment manager who is not using such holding to exercise effective control, to be in a position to exercise effective control of the Corporation;

(iii)
any reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or other transaction involving the Corporation where shareholders of the Corporation immediately prior to such reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, merger, transfer, sale or other transaction hold less than 50% of the shares of the Corporation or of the continuing corporation following completion of such reconstruction, reorganization, recapitalization, consolidation, amalgamation, arrangement, transfer, sale or other transaction;

(iv)	the Corporation ceases to be a distributing corporation as that term is defined in the Canada Business Corporations Act;

(v)	any event or transaction which the Board, in its discretion, deems to be a Change of Control; or

(vi)	Incumbent Directors ceasing to be a majority of the Board;
provided that:

(vii)
any transaction whereby shares held by shareholders of the Corporation are transferred or exchanged for units or securities of a trust, partnership or other entity which trust, partnership or other entity continues to own directly or indirectly all of the shares of the Corporation previously owned by the shareholders of the Corporation and the former shareholders of the Corporation continue to be beneficial holders of such units or securities in the same proportions following the transaction as they were beneficial holders of shares of the Corporation prior to the transaction will be deemed not to constitute a change of control; and

(viii)
any change of control initiated or commenced by the Board (and whether or not such transaction was initiated or commenced by the Board shall be conclusively determined by the Board) will not constitute a change of control for purposes of this Plan;

(f)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(g)
“constructive dismissal” means, unless consented to by the Participant, any action that constitutes constructive dismissal of the Participant at common law, including without limiting the generality of the foregoing:

(i)	where the Participant ceases to be an officer of the Corporation, unless the Participant is appointed as an officer of a successor to a material portion of the assets of the Corporation;

(ii)	a material decrease in the title, position, responsibilities, powers or reporting relationships of the Participant;

(iii)	a reduction in the Base Salary (excluding any annual incentive bonus) of the Participant; or

(iv)	any material reduction in the value of the Participant’s employee benefits, plans and programs (other than any annual incentive bonus);
Notwithstanding the above, for a Participant who is (A) subject to the employment laws of any state of the United States and (B) not subject to the application of “constructive dismissal” under Canadian employment law, the term “constructive dismissal” hereunder means, unless consented to by such Participant, any action that constitutes pursuant to the law of the applicable state (including the common law) constructive discharge of the Participant; and, for all purposes of the Plan with respect to such Participant, “constructive dismissal” shall also include each of the actions described in clauses (i) through (iv) above.

(h)	“Corporation” means Enbridge Inc., and includes any successor entity thereto;

(i)	“Direct Reports” means executives of the Corporation or its Subsidiaries that report directly to the CEO;

(j)	“Director” means a director of the Corporation;

(k)	“Double Trigger Date” has the meaning given to it in subsection 8(i);

(l)
“For Cause” includes “just cause” as defined in the common law and also includes any circumstance in which the Participant shall have been convicted of a criminal act of dishonesty resulting or intending to result directly or indirectly in gain or personal enrichment of the Participant;

(m)	“HRC Committee” means the Human Resources and Compensation Committee of the Board, established and duly authorized to act by the Board;

(n)
“Incumbent Director” means any member of the Board who was a member of the Board immediately prior to the occurrence of the transaction, elections or appointments giving rise to a Change of Control and any successor to an Incumbent Director who was recommended for election at a meeting of shareholders of the Corporation, or elected or appointed to succeed any Incumbent Director, by the affirmative vote of the directors, which affirmative vote includes a majority of the Incumbent Directors then on the Board;

(o)	“Maximum Award” means, subject to Section 6(c), the maximum amount of compensation payable to a Participant under the Plan, being twice the Target Award;

(p)
“Notice Period” means the notice period for termination of employment agreed to between the Corporation (or its Subsidiary) and the Participant, or, in the absence of any such agreement, the minimum statutory notice period that may be required under applicable employment standards legislation;

(q)	“Participant” means an individual who becomes a participant of the Plan in accordance with Section 4;

(r)
“Plan” means the Enbridge Inc. Short Term Incentive Plan, as amended and restated effective January 1, 2019 of the Corporation described in this document, and as the same may be duly amended or varied from time to time in accordance with the provisions of this Plan;

(s)	“Retirement Plan” means a pension plan of the Corporation established or in effect from time to time which applies when an employee retires from the employment of the Corporation or its Subsidiaries;

(t)	“STIP Payment” means the amount payable under the Plan to Participants upon the achievement of certain performance measures, calculated in accordance with Section 6;

(u)	“Subsidiary” means

(i)	any corporation that is a subsidiary (as such term is defined in the Canada Business Corporations Act) of the Corporation, as such provision is from time to time amended, varied or re-enacted;

(ii)
any partnership or limited partnership that is controlled by the Corporation (the Corporation will be deemed to control a partnership or limited partnership if the Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such partnership or limited partnership, whether through the ownership of voting securities, by contract or otherwise); and

(iii)
subject to regulatory approval, any corporation, partnership, limited partnership, trust, limited liability company or other form of business entity that the HRC Committee determines ought to be treated as a subsidiary for purposes of the Plan, provided that the HRC Committee shall have the sole discretion to determine that any such entity has ceased to be a subsidiary for purposes of the Plan;

(v)	“Target Award” means the target amount of compensation payable to a Participant under the Plan, calculated as a percentage of the Participant’s annual Base Salary;

(w)	“Term” means a period of one fiscal year of the Corporation or as otherwise determined by the HRC Committee; and

(x)	“U.S. Taxpayer” means an individual whose income is subject to U.S. federal income taxation.

3.	GOVERNANCE

(a)
Subject to any determinations or approvals required to be made by the Board, the HRC Committee will administer the Plan in its sole discretion. The HRC Committee shall have the full power and sole responsibility to interpret the provisions of the Plan and to make regulations and formulate administrative provisions for its implementation, and to make such changes in the regulations and administrative procedures as, from time to time, the HRC Committee deems proper and in the best interests of the Corporation. Such regulations and provisions may include the delegation to any Director or Directors or any officer or officers of the Corporation or its Subsidiaries of such administrative duties and powers of the HRC Committee as it may, in its sole discretion, deem fit. The HRC Committee may amend the Plan to correct, remedy or reconcile any errors, inconsistencies or ambiguities in this Plan. The determinations of the HRC Committee in the administration of the Plan shall be final and conclusive.

(b)
The HRC Committee shall have the authority to exercise discretion in the approval of STIP Payments, including without limitation the authority at any time to waive, amend or otherwise vary eligibility criteria, performance measures and the levels of Target and Maximum Awards under the Plan where in the opinion of the HRC Committee it is reasonable to do so and it does not materially prejudice the rights of a Participant under the Plan and it does not cause the Participant to be subject to adverse tax treatment under Code Section 409A.

(c)	Subject to any determinations or approvals required to be made by the HRC Committee under the Plan, the CEO shall have authority to administer the Plan.

4.	PARTICIPATION AND TARGET AWARDS

(a)
The CEO shall determine employees, other than his Direct Reports, eligible to participate in the Plan. The CEO shall recommend to the HRC Committee for its approval the participation in the Plan of his Direct Reports. The CEO shall also recommend to the HRC Committee for its approval the Target and Maximum Award for each Participant, other than the CEO.

(b)	The CEO shall recommend to the HRC Committee for its approval the weighting for Corporation, business unit and individual performance measures of his Direct Reports.

(c)	The HRC Committee will determine and recommend to the Board for its approval the Target and Maximum Award for the CEO.

(d)	Directors who are not full-time employees of the Corporation or a Subsidiary shall not be eligible to become Participants.

(e)
A designated employee shall have the right not to participate in the Plan, and any decision not to participate shall not affect his or her employment with the Corporation or a Subsidiary. Participation in the Plan does not confer upon the Participant any right to continued employment with the Corporation or a Subsidiary.

5.	PERFORMANCE MEASURES

(a)
At the start of each fiscal year the HRC Committee shall approve the Corporation performance measures, the target for the fiscal year and the levels of performance required to be achieved to receive a STIP Payment, and shall also approve any amendments to these measures and levels.

(b)	The CEO shall establish:

(i)	the weighting for Corporation, business unit and individual performance measures for all Participants, other than Direct Reports;

(ii)	the financial targets and range of performance measures for each business unit;

(iii)	any other scorecard performance measures, targets and range of performance measures for each business unit.

(c)	The HRC Committee shall review and recommend to the Board for its approval the performance measures for the CEO.

(d)
A copy of all performance measures that have been adopted under the Plan shall be appended to the minutes of the meeting at which such performances measures have been reviewed or approved, as applicable.

6.	STIP PAYMENTS

(a)
Except as otherwise provided herein, the amount of the STIP Payment for each Participant for a particular Term shall be based upon the achievement of the Corporation, business unit and individual performance measures established for the Participant under Section 5, the Base Salary of the Participant during the applicable Term, and if applicable, proration based on active service as defined in Section 8.

(b)
Following receipt of the Corporation and business unit financial performance for the fiscal year and the receipt from the CEO of his recommendations on other performance measures, the HRC Committee will review and determine the extent to which the performance relative to targets has been achieved and shall approve the STIP Payments for all Participants except the CEO. The HRC Committee shall review and recommend to the Board for approval the CEO’s STIP Payment.

(c)
Notwithstanding the foregoing, no STIP Payment payable to a Participant shall exceed an amount equal to two times the Target Award for the Participant for the Term unless approved by the CEO or, in the case of Direct Reports, unless approved by the HRC Committee. The CEO shall report to the HRC Committee by way of information, the Participants who are to receive a STIP Payment in excess of two times the Target Award.

(d)
Notwithstanding the foregoing, no STIP Payment payable to a Participant designated as a “front office” employee within the energy marketing group shall exceed an amount equal to three times the Target Award for the Participant for the Term unless approved by the CEO. The CEO shall report to the HRC Committee by way of information, the “front office” Participants, other than energy marketing group employees, who are to receive a STIP Payment in excess of three times the Target Award. This Section 6(d) will become effective on January 1, 2014.

7.	PAYMENTS

(a)	Timing of Payment
Except as otherwise provided herein, the STIP Payment payable to a Participant hereunder in respect of a Term shall be paid to the Participant only upon approval by the Chair of the Audit, Finance and Risk Committee of the Corporation of

preliminary financial information and subsequent approval of the HRC Committee. In any event, payments shall be made no later than two and one-half months after the end of the Term.

(b)	Form of Payment
Except where otherwise determined by the HRC Committee, all STIP Payments hereunder shall be paid in cash and shall be subject to applicable withholding taxes as required by applicable legislation.

8.	TERMINATION

(a)	Voluntary Termination
Except as otherwise provided in this Section 8, if a Participant voluntarily terminates his or her employment with the Corporation or a Subsidiary prior to the payment date for a STIP Payment as described in Section 7, such Participant shall not be entitled to receive the STIP Payment and the Participant’s eligibility for any STIP Payment shall be immediately cancelled upon the Participant’s voluntary termination of employment. For this purpose, a transfer of employment under which the Participant transfers his or her employment to the Corporation or to another Subsidiary shall not be considered a termination of employment under this Plan.

(b)	Involuntary Termination Not For Cause
If the employment of a Participant with the Corporation or a Subsidiary is terminated by the Corporation (or its Subsidiary) for any reason other than For Cause, then the STIP Payment for the Participant for the Term shall be prorated based on the number of days of active employment of the Participant during the Term to the total number of days in the Term (and for this purpose the Notice Period shall be counted as active employment) and paid not later than the date specified in Section 7. For this purpose, the amount of STIP Payment shall be determined using Corporation, business unit and individual performance each at target (1x multiplier).
Any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to the date of the Participant’s termination shall be paid in accordance with Section 7.
For the purposes of this subsection 8(b): (i) if a Participant’s employment terminates due to the constructive dismissal of the Participant; or (ii) if a Participant ceases to be employed by a Subsidiary of the Corporation because such Participant’s employer ceases to be a Subsidiary of the Corporation; then each such termination or cessation of being employed by a Subsidiary shall be treated as an involuntary termination by the Corporation or a Subsidiary other than For Cause.

(c)	Involuntary Termination For Cause
If the employment of a Participant is terminated by the Corporation or a Subsidiary For Cause, then all unpaid STIP Payments and all Target Awards in respect of such Participant shall be cancelled as of the Participant’s last day of employment with the Corporation (or its Subsidiary).

(d)	Death
If the employment of a Participant with the Corporation or a Subsidiary is terminated as a result of the death of such Participant, the STIP Payment for the Participant for the Term shall be prorated based on the number of days of active employment of the Participant during the applicable Term to the total number of days in the Term. Such payment shall be made automatically without the requirement of pre-approval from the HRC Committee and shall be paid not later than two and one-half months from the date of death. For this purpose, the amount of STIP Payment shall be determined using Corporation, business unit and individual performance each at target (1x multiplier).
Any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to the date of the Participant’s death shall be paid in accordance with Section 7.

(e)	Retirement
If a Participant has attained the age of 55 and retires from his or her employment with the Corporation or a Subsidiary pursuant to a Retirement Plan, then the STIP Payment for the Participant for the Term shall be prorated based on the number of days of active employment of the Participant during the applicable Term to the total number of days in the Term and such amount shall be paid not later than the date specified in Section 7.
Any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to date of the Participant’s retirement shall be paid in accordance with Section 7.
Notwithstanding the foregoing, should a Participant qualify for retirement under the definition provided within this subsection 8(e), and should the employment of such Participant with the Corporation or a Subsidiary be terminated by the Corporation (or its Subsidiary) for any reason other than For Cause, the provisions of subsection 8(b) will apply.

(f)	Disability
If the employment of the Participant is terminated due to the “disability” of the Participant, the STIP Payment for the Participant for the Term shall be prorated based on the number of days of active employment of the Participant during the applicable Term to the total number of days in the Term and such amount shall be paid not later than the date specified in Section 7. For this purpose, the amount of STIP Payment shall be determined using Corporation, business unit and individual performance each at target (1x multiplier).
Any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to date of the Participant’s disability shall be paid in accordance with Section 7.
For purposes of this subsection 8(f), a Participant is said to be suffering from a “disability” if he or she is eligible for benefits under a Corporation-sponsored long term disability benefits plan.

(g)	Leaves of Absence
If a Participant commences a voluntary leave (including a parental or adoption leave) or other leave approved by the Corporation or any of its Subsidiaries, then the STIP Payment for the Participant for the Term shall be prorated based on the number of days of active employment of the Participant during the applicable Term to the total number of days in the Term.
Any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to date of the Participant’s leave of absence shall be paid in accordance with Section 7.

(h)	Secondments
If a Participant is seconded to an entity other than a Subsidiary, the HRC Committee (in the case of Participants that are Direct Reports) and the CEO (in the case of all other Participants) shall determine the treatment of Target Awards in respect of the Participant under the Plan; provided that no such Target Awards shall be treated in a manner that would cause the Participant to be subject to adverse tax treatment under Code Section 409A.
Notwithstanding the foregoing, any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to date of the Participant’s secondment shall be paid in accordance with Section 7.

(i)	Double Trigger Change of Control
If the employment of a Participant with the Corporation or a Subsidiary is terminated by the Corporation (or its Subsidiary) other than For Cause (including if a Participant’s employment terminates due to the constructive dismissal of the Participant) within 2 years after the Change of Control, such Participant’s date of termination of employment being the “Double Trigger Date”, then the following provisions of this subsection 8(i) shall apply.
Each Participant shall be entitled to be paid a STIP Payment, unless otherwise determined by the HRC Committee, in an amount determined at the Double Trigger Date and prorated based on the number of days of active employment of the Participant in the Term to the Double Trigger Date to the total number of days in the Term using the following:

(i)	Corporation, business unit and individual performance shall each be at target (1x multiplier); and

(ii)	recommendations on other performance measures shall be provided by the CEO.
The STIP Payment shall be made within 75 days following the Double Trigger Date.
Any unpaid STIP Payment payable to the Participant in respect of a Term that has ended prior to the Double Trigger Date shall be paid in accordance with Section 7, provided, however, that such payment shall be made within 75 days following the Double Trigger Date.
Notwithstanding the above, with respect to Participants who are U.S. Taxpayers, no payment shall be made under this subsection 8(i) unless such Change of Control also qualifies as a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Code Section 409A(2)(A)(v). In the case of a Change of Control that does not so qualify, payments to any such Participant shall be made in accordance with Section 7. The payment monies owing to these Participants will be placed in an irrevocable trust which is located in the United States of America and subject to the claims of the general creditors of the Corporation prior to the Change of Control.

(j)	No Future Awards
Upon the occurrence of any of the foregoing events listed under subsections 8(a) to (f) in respect of a Participant, such Participant shall not be entitled to receive any further awards under the Plan and, except as set forth herein, shall not be entitled to receive cash payment for the value of any unpaid STIP Payment, vested or unvested, held by the Participant as at the date of occurrence of such event.

9.	NEW HIRES
If a Participant commences employment with the Corporation or a Subsidiary in the middle of a Term, then the STIP Payment for the Participant for the Term shall be prorated based on the number of days of active employment of the Participant during the Term to the total number of days in the Term, and paid not later than the date specified in Section 7.

10.	FUNDING
For certainty, the Corporation has no obligation during any Term to pay or deposit any money into any account for the benefit of a Participant.

11.	TAXES AND REPORTING
Notwithstanding anything else contained herein, each Participant shall be responsible for the payment of all applicable taxes, including, but not limited to, income taxes payable in connection with any payment under the Plan and the Corporation, its employees and agents shall bear no liability in connection with the payment of such taxes. The Corporation shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments.

12.	AMENDMENTS, ETC.
The HRC Committee may at any time recommend to the Board for its approval the revision, suspension or discontinuance of the Plan in whole or in part. No such revision, suspension, or discontinuance shall alter or impair the rights of a Participant in respect of a STIP Payment previously approved by the HRC Committee for such Participant, without the consent of that Participant. In addition, no revision, suspension or discontinuance shall result in adverse taxation under Code Section 409A or cause the Plan to become a “salary deferral arrangement” for the purposes of the Income Tax Act (Canada), unless otherwise determined by the HRC Committee with the consent of the Participant.

13.	NO GUARANTEE OF EMPLOYMENT
The existence of the Plan is in no way to be construed as a guarantee of continued employment for any Participant, or of entitlement to any future Plan awards, benefits or payments.

14.	CURRENCY
The currency of the STIP Payment for a Term will be the same currency as the Base Salary at the end of the same Term of a Participant.

15.	EFFECT OF REORGANIZATION
In the event of any take-over bid or any proposal, offer or agreement for a merger, consolidation, amalgamation, arrangement, recapitalization, liquidation, dissolution or similar transaction or other business combination that is not a Change of Control in which the Corporation is not the surviving or continuing corporation (a “Reorganization”), all obligations of the Corporation to pay to a Participant any STIP Payment arising from an outstanding Target Award hereunder shall be assumed by the surviving or continuing corporation, provided that the HRC Committee or the Board may make appropriate adjustment in the manner and timing in which such payments are to be made prior to such assumption. If, in the event of any such Reorganization, provision for such assumption satisfactory to the HRC Committee or the Board is not made by the surviving or continuing corporation, each Participant shall have paid to him or her, in full satisfaction for any amounts payable to such Participant under the Plan, a STIP Payment in the amount that such Participant would receive if the Reorganization was treated as a Change of Control under Section 8(i), unless otherwise determined by the HRC Committee. Such payment shall be made within 30 days after the date of the Reorganization.
Notwithstanding the above, with respect to Participants who are U.S. Taxpayers, no payment shall be made under this Section 15 unless such Reorganization also qualifies as a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Code Section 409A(2)(A)(v). In the case of a Reorganization that does not so qualify, payments to any such Participant shall be made in accordance with Section 7. The payment monies owing to these Participants will be placed in an irrevocable trust which is located in the United States of America and subject to the claims of the general creditors of the Corporation prior to the Reorganization.

16.	CONFLICT WITH WRITTEN EMPLOYMENT AGREEMENT
In the event of a conflict between the terms of this Plan and the terms of any written employment agreement between a Participant and the Corporation, the terms of the written employment agreement shall prevail.

17.	CODE SECTION 409A COMPLIANCE
With respect to any Participant who is a U.S. Taxpayer, the Corporation intends that the Plan shall comply with the applicable provisions of Code Section 409A, or an exemption from the application of Code Section 409A, in order to prevent the inclusion in the gross income of such Participant of any amount in a taxable year that is prior to the taxable year in which such amount would otherwise be paid or made available to such Participant under the terms of the Plan. The Plan shall be construed, interpreted and administered in a manner consistent with such intent. In furtherance of this intent, to the extent that any term of the Plan is ambiguous, such term shall be interpreted to comply with Code Section 409A, or an exemption from the application of Code Section 409A, as determined by the Corporation. In no event may any participant who is a U.S. Taxpayer designate, directly or indirectly, the calendar year of any payment to be made under the Plan.

18.	INCENTIVE COMPENSATION CLAWBACK POLICY
Where applicable, payments made to Participants under this Plan will be governed by the terms of the Corporation’s Incentive Compensation Clawback Policy.

19.	EFFECTIVE DATE
The effective date of the Plan, as amended and restated is January 1, 2019.